Participating Funds

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):

   iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares iBoxx $ Investment Grade Corporate Bond ETF (ISHINTOP)
   Multimanager Core Bond Portfolio (AXA-VIP)
   AZL Enhanced Bond Index Fund (AZ-CORE)
   BlackRock Allocation Target Shares: Series C Portfolio (BATSC)
   BlackRock Balanced Capital Portfolio (FI) (BCS_F)
   BlackRock Core Bond Portfolio (BR-CORE)
   BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC)
   BlackRock Investment Grade Bond Portfolio (BR-IG)
   BlackRock Multi Asset Income - Passive Fixed Income Portfolio (BR-INC-PFI) Strategic Income Opportunities Fund (BR-SIP)
   BlackRock Strategic Municipal Opportunities Fund of BlackRock Series Trust (BR-SMO-TAX)
   BlackRock Macro Themes Fund - Fixed Income Sleeve (BRMT-FI)
   BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
   BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
   Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
   U.S. Total Bond Index Master Portfolio (MIP_AGG)
   Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
   (SMF_PRUTR)
   UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:         10-16-2015

Security Type:                         BND/CORP

Issuer                                 The Goldman Sachs Group, Inc. (2025)

Selling Underwriter                    Goldman, Sachs & Co.

Affiliated Underwriter(s)              [X] PNC Capital Markets LLC,
                                       [_] Other:

List of Underwriter(s)                 Goldman, Sachs & Co., ABN AMRO
                                       Securities (USA) LLC, BBVA Securities
                                       Inc., BNY Mellon Capital Markets,
                                       LLC, Capital One Securities, Inc.,
                                       Commerz Markets LLC, DBS Bank Ltd.,
                                       Fifth Third Securities, Inc., ING
                                       Financial Markets LLC, KeyBanc
                                       Capital Markets Inc., Lloyds
                                       Securities Inc., Mizuho Securities
                                       USA Inc., Natixis Securities Americas
                                       LLC, PNC Capital Markets LLC, RBC
                                       Capital Markets, LLC, RBS Securities
                                       Inc., Santander Investment Securities
                                       Inc., Scotia Capital (USA) Inc., SMBC
                                       Nikko Securities America, Inc.,
                                       Standard Chartered Bank, SunTrust
                                       Robinson Humphrey, Inc., TD
                                       Securities (USA) LLC, U.S. Bancorp
                                       Investments, Inc., Drexel Hamilton,
                                       LLC, Loop Capital Markets, LLC,
                                       Mischler Financial Group, Inc.,
                                       Siebert Brandford Shank & Co., L.L.C.

Rule 10f-3 Report - Definitions

Transaction Details

Date of Purchase                       10-16-2015

Purchase Price/Share    $99.300 Total Commission, Spread or Profit  0.450%
(PER SHARE / % OF PAR)

1. Aggregate Principal Amount Purchased (a+b)                    $   75,000,000
                                                                 --------------
   a. US Registered Funds
      (Appendix attached with individual Fund/Client purchase)   $   14,119,000
                                                                 --------------
   b. Other BlackRock Clients                                    $   60,881,000
                                                                 --------------
2. Aggregate Principal Amount of Offering                        $2,000,000,000
                                                                 --------------
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25                                                   0.0375

Rule 10f-3 Report - Definitions


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X]  U.S. Registered Public           [Issuer must have 3 years of continuous
     Offering........................ operations]
[_]  Eligible Rule 144A Offering..... [Issuer must have 3 years of continuous operations]
[_]  Eligible Municipal Securities...
[_]  Eligible Foreign Offering....... [Issuer must have 3 years of continuous operations]
[_]  Government Securities            [Issuer must have 3 years of continuous
     Offering........................ operations]

Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:  Dillip Behera                            Date: 10-20-2015
               ---------------------------------------
               Global Syndicate Team Member

Approved by:

               Steven DeLaura                           Date:10-20-2015
               ---------------------------------------
               Global Syndicate Team Member

Rule 10f-3 Report - Definitions


Definitions

Term                                          Definition
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price
                               to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions

Term                                            Definition
Eligible Municipal           The securities:
Securities
                             (a) are direct obligations of, or obligations
                                 guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                             (b) are sufficiently liquid that they can be sold
                                 at or near their carrying value within a reasonably short period of time; and

                             (c) either

                                  (1) are subject to no greater than moderate
                                      credit risk; or

                                  (2) if the issuer of the municipal
                                      securities, or the entity supplying the
                                      revenues or other payments from which
                                      the issue is to be paid, has been in
                                      continuous operation for less than three years, including the operation of any predecessors, the securities are subject to a minimal or low amount of credit risk.

                             Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering  The securities are sold in an offering where

                             (a) the securities are offered or sold in
                                 transactions exempt from registration under
                                 Section 4(2) of the Securities Act of 1933,
                                 Rule 144A thereunder, or Rules 501-508
                                 thereunder;

                             (b) the securities were sold to persons that the
                                 seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                             (c) the seller and any person acting on behalf of
                                 the seller reasonably believe that the
                                 securities are eligible for resale to other
                                 QIBs pursuant to Rule 144A.

Government Securities        The security is issued or guaranteed as to
Offering                     principal or interest by the United States, or by
                             a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions

Term                                       Definition
U.S. Registered Public  The securities offered are registered under the
Offering Securities Act of 1933 that are being offered to the public.